UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 20, 2009

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 20, 2009, Vornado Realty Trust (the “General Partner” or “Vornado”) mailed a letter to Vornado Realty L.P. unitholders notifying them that Class A Unitholders of record as of the close of business on February 5, 2009 will receive a distribution of $.95 per Class A Unit. This distribution will be comprised of cash and Class A Units in the same proportion as the cash and Common Shares distributed to common shareholders of Vornado in the aggregate. The General Partner believes that this will result in a distribution being paid 40% in cash and 60% in additional Class A Units. The General Partner has retained the right to pay its March 12, 2009 dividend to its shareholders in all cash. If the General Partner determines to pay this dividend in all cash then it will cause the Partnership to make an all cash distribution on March 12, 2009 to unitholders. A copy of that letter is attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits
99.1	Letter to Unitholders, dated February 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

Date: February 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)
By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:

Executive Vice President -
Finance and Administration and
Chief Financial Officer of Vornado Realty Trust,
sole general partner of Vornado Realty L.P.
(duly authorized officer and principal financial
and accounting officer)

Date: February 23, 2009

Exhibit Index

99.1	Letter to Unitholders, dated February 20, 2009.